Exhibit 10.19

PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K, CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED AND, WHERE APPLICABLE, HAVE BEEN MARKED “[***],” SUCH REDACTIONS ARE IMMATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Addendum to Memorandum of Understanding

Reference is made to the Memorandum of Understanding by and between INNOVIZ Technologies Ltd. (“Innoviz”), and Magna Electronics Technology, Inc. (“Magna Electronics”) dated October 12, 2020 relating to the supply and manufacturing of the InnovizOne Optical Module for the BMW [***] program (“MoU”). According to Section 1) last paragraph, the parties will use commercially reasonable efforts to enter into a definitive supply agreement which is expected to replace the MoU within no later than December 12, 2020. The Parties hereby agree to extend such deadline with both retroactive and future effect until February 1, 2021, such that this will be deemed to have always been the intended date.

Other than for such extension, the MoU shall remain unchanged.

The parties agree to enter into this agreement on this date:

For and on behalf of	For and on behalf of

INNOVIZ Technologies Ltd.	Magna Electronics Technology, Inc.

Date: December 8, 2020	Date: December 8, 2020

/s/ Oren Rosenzweig	/s/ Sharath Reddy
Authorized Signature(s)	Authorized Signature(s)
Print Name/Title: Oren Rosenzweig, CBO	Print Name/Title: Sharath Reddy, SVP Magna Electronics

1